Exhibit 99.1

NEWS from Carrington

FOR IMMEDIATE RELEASE

For Information Contact:
Carlton E. Turner, Chief Executive Officer
(972) 518-1300

Carrington Reports 2007 Financial Results

Company Cites Important Progress With Needle-free
Vaccine Technology and Bird Flu Clinical Program

Webcast/teleconference Call Set for
4:30 pm Today, Monday March 31, 2008

IRVING, TEXAS — March 31, 2008 — Carrington Laboratories, Inc. (OTC: CARN) today reported revenue of $21.8 million and a net loss of $9.8 million, or ($0.90) per basic and diluted share, for the year ended December 31, 2007.

Excluding net funding of $2.8 million for DelSite Biotechnologies, Inc., the Company’s wholly-owned drug delivery subsidiary, the pro forma loss for 2007 was $7.0 million. 2006’s net loss, including DelSite net costs of $3.1 million, was $7.6 million, or ($0.70) per basic and diluted share, on Company-wide revenue of $27.4 million.

The decrease in revenue for 2007 was primarily due to a decrease in consumer services revenue, to $11.6 million from $16.6 million a year ago. Medical services revenues dropped slightly, to $8.4 million from $8.8 million in 2006; royalty income remained roughly the same at $417,000.

Revenue for the fourth quarter ended December 31, 2007 decreased to $5.0 million from $6.7 million in the year-ago period. The net loss for the quarter was $2.7 million, or ($0.25) per basic and diluted share. The pro forma loss, before accounting for net expenses of DelSite, was $2.1 million. The year-ago fourth quarter’s final net loss, including DelSite net expenses of $622,000, was $2.2 million, or ($0.20) per basic and diluted share.

“While our consumer services revenue base continues to be under pressure due to general economic conditions and lower order flow from our historically largest customer, we are stabilizing our revenue base in medical services. I am excited about the advances being made in the three technology platforms and the typhoid antigen being developed by DelSite. As previously stated, DelSite is currently engaged in the cGMP manufacture of the H5N1 (bird flu) nasal powder vaccine and is excited about initiating the Phase I clinical trials later this year,” noted Carlton E. Turner, PhD, Carrington’s President and Chief Executive Officer.

“As previously announced, the Board of Directors, in conjunction with outside advisors, is reviewing a range of strategic options, including the sale of non-core assets, to help address our present liquidity concerns. If we are to strengthen the scientific, clinical and business developments at DelSite and enhance shareholder value, we must secure funds and focus on clinical developments. We cannot afford to dilute our efforts,” Turner added.

2007’s Company highlights included:

•	Initiation in August 2007 and subsequent successful completion of toxicology studies of cell-based H5N1 (bird flu) antigen in GelVac™ nasal powder vaccine; Phase I human study planned for Q3-07

•
Evaluation of GelSite® polymer for transdermal vaccine delivery, with an undisclosed biotech company; and for cardiac tissue repair, with an undisclosed large US company; and for intranasal delivery of peptides and proteins, with Nastech Pharmaceuticals

•	Presentation on GelSite® polymer as an antigen-sparing and immunoenhancing adjuvant at the International Vaccine Conference in Dublin, Ireland in October 2007

•	Expansion of agreement with DaySpring Pharma to 5 years (from 2 years) for distribution of diabetic and radiation products into physician market

•	New multi-year supply and patent license agreement with Primus Pharmaceuticals for use of Acemannan Hydrogel™ in topical prescription products

•	Extension of drug delivery technology evaluation agreement with Brookwood Pharmaceuticals for use of GelSite® polymer as a matrix for injectable applications and for selected classes of drugs

•
Expansion of license agreement with ElSohly Laboratories for GelSite® polymer, allowing ElSohly to use the polymer in combination with small molecules with defined biological activity for formulating new drug candidates

•	Commercial evaluation license agreement with NIH for evaluating a novel polysaccharide technology, discovered at NIH, with GelSite® polymer in developing a typhoid vaccine

•	$8 million financing completed in August 2007

•	Presentation on DelSite drug delivery technology at the Acumen BioFin Rodman & Renshaw Investor Conference in New York in November 2007

Conference Call Information
Investors are invited to listen to the conference call by dialing 1-800-295-4740 in the US or 617-614-3925 internationally. The pass code is 23455797. The call is also being web cast by CCBN and can be accessed at Carrington’s web site at www.carringtonlabs.com. A replay of the call will be available a few hours after the call concludes by dialing 1-888-286-8010 in the US and 617-801-6888 internationally. The pass code for the replay is 71596841.

The webcast is also being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.fulldisclosure.com, Thomson/CCBN’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (www.streetevents.com).

About Carrington
Carrington Laboratories, Inc. is an ISO 9001-certified, research-based, biopharmaceutical and consumer products company currently utilizing naturally-occurring complex carbohydrates to manufacture and market products for mucositis, radiation dermatitis, wound and oral care, as well as to manufacture and market the nutraceutical raw material Manapol® and cosmetic raw material Hydrapol™. Carrington also manufactures and markets consumer products and manufactures quality products for other companies. Manufacturing operations comply with cGMP standards. Carrington’s DelSite Biotechnologies subsidiary is developing its proprietary GelSite® technology designed to provide controlled release of peptide and protein-based drugs. Carrington’s technology is protected by more than 130 patents in 26 countries. Select products carry the CE mark, recognized by more than 20 countries around the world. For more information, visit www.carringtonlabs.com.

Non-GAAP Financial Information
This press release contains the non-generally accepted accounting principle financial measure of Pro forma loss which is defined as net loss excluding net DelSite expenses. The amounts included in the calculation of this measure are computed in accordance with generally accepted accounting principles (GAAP). We believe this measure is useful to investors because it may provide users of this financial information with a meaningful measure of the Company’s profitability before funding the research and development activities of its DelSite subsidiary. Pro forma loss is not a measure of financial performance under GAAP and thus should not be considered in isolation. Furthermore, it should not be seen as a substitute for metrics prepared in accordance with GAAP. Our reconciliation of this measure to net loss is included in the following tables.

Certain statements in this release concerning Carrington may be forward-looking. Actual events will be dependent upon a number of factors and risks including, but not limited to: subsequent changes in plans by the Company’s management; delays or problems in formulation, manufacturing, distribution, production and/or launch of new finished products; changes in the regulatory process; changes in market trends; and a number of other factors and risks described from time to time in the Company’s filings with the Securities & Exchange Commission, including the Form 10-K, filed March 31, 2008.

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CARRINGTON LABORATORIES, INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31, (unaudited)		December 31, (audited)
	2007	2006	2007	2006
Revenue:
Medical Services	$1,985	$2,034	$7,975	$8,417
Royalty income	104	104	417	417

Medical Services, total	2,089	2,138	8,392	8,834
Consumer Services	2,493	4,118	11,622	16,583
Grant income, DelSite	387	483	1,785	1,989

Total revenues	4,969	6,739	21,799	27,406

Cost and expenses:
Cost of product sales	4,200	5,328	16,619	20,586
Selling, general and administrative	1,376	2,009	7,101	7,662
Research and development	86	134	544	670
Research and development-DelSite	954	1,105	4,529	5,090
Other (income)/expense	(4)	27	(30)	(9)
Interest expense, net	1,034	291	2,805	1,014

Net loss before income taxes	(2,677)	(2,155)	(9,769)	(7,607)
Provision for income taxes	—	—	—	—

Net loss	$(2,677)	$(2,155)	$(9,769)	$(7,607)

Net loss per common share -
Basic and diluted	$(0.25)	$(0.20)	$(0.90)	$(0.70)

Weighted average shares outstanding -
Basic	10,987	10,891	10,931	10,855
Weighted average shares outstanding -
Diluted	10,987	10,891	10,931	10,855
Reconciliation of Non-GAAP Financial Measures:

Net loss:	$(2,677)	$(2,155)	$(9,769)	$(7,607)
Less: DelSite grant income	387	483	1,785	1,989
Plus: DelSite expenses	954	1,105	4,529	5,090

Pro forma loss before DelSite	$(2,110)	$(1,533)	$(7,025)	$(4,506)

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CARRINGTON LABORATORIES, INC.
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	December 31,
	2007	2006
	(audited)	(audited)
ASSETS:
Current Assets:
Cash and cash equivalents	$1,185	$878
Cash, restricted	489	0
Accounts receivable, net	2,348	2,659
Inventories, net	3,267	3,405
Prepaid expenses	147	155

Total current assets	7,436	7,097
Property, plant and equipment, net	5,171	6,093
Customer relationships, net	—	199
Other assets, net	1,558	609

Total assets	$14,165	$13,998

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities:
Line of credit	$2,990	$1,811
Accounts payable	1,697	1,324
Accrued liabilities	1,702	1,820
Current portion of long-term debt and capital lease obligations	4,167	203
Deferred revenue	485	903

Total current liabilities	$11,041	$6,061
Long-term debt and capital lease obligations, net of debt discount	4,892	3,745
Commitments and contingencies	—	—
Shareholders’ Equity:
Common stock	110	109
Capital in excess of par value	61,283	57,475
Accumulated deficit	(63,158)	(53,389)
Treasury stock at cost	(3)	(3)

Total shareholders’ equity (deficit)	(1,768)	4,192

Total liabilities and shareholders’ equity (deficit)	$14,165	$13,998

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